UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2017

STG GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36149	46-3134302
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11091 Sunset Hills Road, Suite 200
Reston, Virginia	20190
(Address of principal executive offices)	(Zip Code)

(703) 691-2480

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On November 13, 2017, STG Group, Inc. (the “Company”) received a formal notice of default from MC Admin Co LLC (“MC Admin”) with respect to the Credit Agreement, dated as of November 23, 2015 (the “Credit Agreement”), among the Company, STG Group Holdings, Inc. (“Holdings”), a wholly-owned subsidiary of Holdings, STG, Inc., a wholly-owned subsidiary of Holdings, Access Systems, Incorporated, various lenders, MC Admin, as administrative agent and lead arranger, and PNC Bank, National Association, as collateral agent (the “Collateral Agent”). The notice of default cited the failure of the Company to be in compliance with the financial covenants required by the Credit Agreement as of June 30, 2017 related to the fixed charge coverage ratio, the consolidated EBITDA and senior secured leverage ratio.

Pursuant to the Pledge Agreement with the Collateral Agent, dated as of November 23, 2015 (the “Pledge Agreement”) and the appointment by the Collateral Agent of MC Admin as sub-agent on November 13, 2017, MC Admin elected to exercise its rights to vote the shares of Holdings, a wholly-owned subsidiary of the Company, to remove the directors of Holdings, and to elect Jarlath A. Johnson and Robert Warshauer as the new directors of Holdings. At the time of these actions, our Board of Directors was in the process of retaining a financial advisor to assist the Company in a sale process or a debt restructuring.

The approximate amount of borrowings outstanding under the Credit Agreement as of the date hereof is $74,003,041.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 11, 2017, Charles L. Cosgrove, our Chief Financial Officer, delivered a notice of his intent to resign his position at the Company in 60 days. On November 14, 2017 Mr. Cosgrove delivered a notice of resignation that superseded the notice provided on November 11, 2017, and stated that his resignation from his position at the Company was effective immediately, notwithstanding notice provisions in his employment agreement. The November 14, 2017 letter stated that Mr. Cosgrove expected to continue serving as an officer and/or employee of Holdings and STG, Inc.

On November 14, 2017, Phillip E. Lacombe, our President and Chief Operating Officer, delivered a notice of his resignation from his position at the Company, effective immediately, notwithstanding notice provisions in his employment agreement. Mr. Lacombe’s notice stated that he expected to continue serving as an officer, director and/or employee of Holdings and STG, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STG GROUP, INC.

Date: November 15, 2017	/s/ Simon S. Lee
Simon S. Lee
Chairman of the Board of Directors